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                                                                  Exhibit (a)(2)

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                              TROON PARTNERS, L.P.

                        (A DELAWARE LIMITED PARTNERSHIP)

                      ------------------------------------

                         LIMITED PARTNERSHIP AGREEMENT

                         DATED AS OF DECEMBER 19, 1996

                      ------------------------------------

                               OPPENHEIMER TOWER
                     ONE WORLD FINANCIAL CENTER, 33RD FLOOR
                               200 LIBERTY STREET
                            NEW YORK, NEW YORK 10281
                                 (212) 667-4225
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                               TABLE OF CONTENTS


                                                                                                           PAGE
ARTICLE I   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II   ORGANIZATION; ADMISSION OF PARTNERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

         2.1   Formation of Limited Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

         2.2   Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

         2.3   Principal and Registered Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

         2.4   Duration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

         2.5   Objective and Business of the Partnership  . . . . . . . . . . . . . . . . . . . . . . . . .   9

         2.6   General Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         2.7   Limited Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         2.8   Organizational Limited Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         2.9   Both General and Limited Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         2.10  Limited Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE III   MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         3.1   Management and Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         3.2   Actions by Individual General Partners . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         3.3   Meetings of Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         3.4   Advice and Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         3.5   Custody of Assets of the Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         3.6   Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         3.7   Other Activities of Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         3.8   Duty of Care . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         3.9   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         3.10  Fees, Expenses and Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
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
ARTICLE IV  TERMINATION OF STATUS AS GENERAL PARTNER, TRANSFERS AND REPURCHASES . . . . . . . . . . . . . .  21

         4.1   Termination of Status of the Manager . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         4.2   Termination of Status of an Individual General Partner . . . . . . . . . . . . . . . . . . .  21

         4.3   Removal of General Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         4.4   Transfer of Interests of General Partners  . . . . . . . . . . . . . . . . . . . . . . . . .  22

         4.5   Transfer of Interests of Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . .  22

         4.6   Repurchase of Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE V   CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         5.1   Contributions to Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         5.2   Rights of Partners to Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

         5.3   Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

         5.4   Allocation of Net Profit and Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

         5.5   Allocation of Insurance Premiums and Proceeds  . . . . . . . . . . . . . . . . . . . . . . .  27

         5.6   Allocation of Certain Withholding Taxes and Other Expenditures . . . . . . . . . . . . . . .  27

         5.7   Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         5.8   Incentive Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         5.9   Allocation to Avoid Capital Account Deficits . . . . . . . . . . . . . . . . . . . . . . . .  29

         5.10  Allocations Prior to Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         5.11  Tax Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

         5.12  Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE VI   DISSOLUTION AND LIQUIDATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         6.1   Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         6.2   Liquidation of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE VII  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . .  33

         7.1   Accounting and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
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
         7.2   Determinations By Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         7.3   Valuation of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE VIII   MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         8.1   Amendment of Partnership Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         8.2   Special Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         8.3   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

         8.4   Agreement Binding Upon Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . .  38

         8.5   Applicability of 1940 Act and Form N-2 . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

         8.6   Choice of Law; Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

         8.7   Not for Benefit of Creditors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         8.8   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         8.9   Merger and Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         8.10  Pronouns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

         8.11  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

         8.12  Certification of Non-Foreign Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

         8.13  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41


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                              TROON PARTNERS, L.P.
                         LIMITED PARTNERSHIP AGREEMENT

         THIS LIMITED PARTNERSHIP AGREEMENT of Troon Partners, L.P. (the "Partnership") is dated as of December 19, 1996 by and among Troon Management, L.L.C., a Delaware limited liability company, as the Manager, Sol Gittleman, Joyce L. Kramer, Luis Rubio, Janet L. Schinderman and Mitchell A. Tanzman as the Individual General Partners and those persons hereinafter admitted and listed on Schedule I hereto as General Partners and as Limited Partners.

                             W I T N E S S E T H :

         WHEREAS, the Partnership has heretofore been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act pursuant to an initial Certificate of Limited Partnership (the "Certificate") dated and filed with the Secretary of State of Delaware on December 12, 1996;

         NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:


                             ----------------------

                                   ARTICLE I

                                  DEFINITIONS

                             ----------------------



For purposes of this Agreement:

 ADVICE AND MANAGEMENT                Those services provided to the Partnership by the Manager
                                      pursuant to Section 3.4(b) hereof.

 ADVISERS ACT                         The Investment Advisers Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

 AFFILIATE                            An affiliated person as such term is defined in the 1940 Act.

 AGREEMENT                            This Limited Partnership Agreement, as amended from time to time.





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
 ALLOCATION CHANGE                    With respect to each Limited Partner for each Allocation Period, the difference between:

                                              (1)    the sum of (a) the balance of such Limited
                                                     Partner's Capital Account as of the close of the
                                                     Allocation Period (after giving effect to all
                                                     allocations to be made to such Limited Partner's
                                                     Capital Account as of such date other than any
                                                     Incentive Allocation to be debited against such
                                                     Limited Partner's Capital Account), plus (b) any
                                                     debits to such Limited Partner's Capital Account
                                                     during the Allocation Period to reflect any actual
                                                     or deemed distributions or repurchases with
                                                     respect to such Limited Partner's Interest, plus
                                                     (c) any debits to such Limited Partner's Capital
                                                     Account during the Allocation Period to reflect
                                                     any Insurance premiums allocable to such Limited
                                                     Partner, plus (d) any debits to such Limited
                                                     Partner's Capital Account during the Allocation
                                                     Period to reflect any items allocable to such
                                                     Limited Partner's Capital Account pursuant to
                                                     Section 5.6 hereof other than Management Fees; and

                                              (2)    the sum of (a) the balance of such Limited
                                                     Partner's Capital Account as of the commencement
                                                     of the Allocation Period, plus (b) any credits to
                                                     such Limited Partner's Capital Account during the
                                                     Allocation Period to reflect any contributions by
                                                     such Limited Partner to the capital of the
                                                     Partnership, plus (c) any credits to such Limited
                                                     Partner's Capital Account during the Allocation
                                                     Period to reflect any Insurance proceeds allocable
                                                     to such Limited Partner.

                                      If the amount specified in clause (1) exceeds the amount
                                      specified in clause (2), such difference shall be a POSITIVE
                                      ALLOCATION CHANGE, and if the amount specified in clause (2)
                                      exceeds the amount specified in clause (1), such difference shall be a NEGATIVE ALLOCATION CHANGE.

                                      If an Allocation Period is less than 12 complete calendar months
                                      (an "Incomplete Allocation Period"), then solely for purposes of determining the Incentive Allocation, the
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
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                                      Positive Allocation Change shall be measured from the beginning of the last preceding Allocation Period that commenced at least
                                      12 complete calendar months prior to the end of the Incomplete
                                      Allocation Period (disregarding all Incentive Allocations made from the Limited Partner since such last preceding Allocation
                                      Period) through the end of the Incomplete Allocation Period, less the Positive Allocation Change for such prior Allocation Period.

 ALLOCATION PERIOD                    With respect to each Limited Partner, the period commencing as of the date of admission of such Limited Partner to the Partnership and ending at the close of business on the last day of the twelfth complete calendar month since the admission of such
                                      Limited Partner to the Partnership, and thereafter each period commencing as of the day following the last day of the preceding
                                      Allocation Period with respect to such Limited Partner, and ending at the close of business on the first to occur of the following:

                                               (1)     the last day of a Fiscal Year;

                                               (2)     the day as of which the Partnership repurchases
                                                       the entire Interest of such Limited Partner;

                                               (3)     the day as of which the Partnership admits as a
                                                       substituted Limited Partner a person to whom the
                                                       Interest of such Limited Partner has been
                                                       Transferred (unless there is no change of
                                                       beneficial ownership); and

                                               (4)     the day as of which the authority of the Manager
                                                       to provide Advice and Management is terminated
                                                       pursuant to Section 3.4(a) hereof.

 CAPITAL ACCOUNT                      With respect to each Partner, the capital account established and maintained on behalf of each Partner pursuant to Section 5.3 hereof.

 CERTIFICATE                          The Certificate of Limited Partnership of the Partnership and any
                                      amendments thereto as filed with the office of the Secretary of
                                      State of Delaware.
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
 CLOSING DATE                         The first date on or as of which a Limited Partner other than the
                                      Organizational Limited Partner is admitted to the Partnership.

 CODE                                 The United States Internal Revenue Code of 1986, as amended and as hereafter amended from time to time, or any successor law.

 DELAWARE ACT                         The Delaware Revised Uniform Limited Partnership Act as in effect on the date hereof and as amended from time to time, or any successor law.

 FISCAL PERIOD                        The period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period and ending at the close of
                                      business on the first to occur of the following dates:

                                               (1)     the last day of a Fiscal Year;

                                               (2)     the day preceding any day as of which a
                                                       contribution to the capital of the Partnership
                                                       is made pursuant to Section 5.1; or

                                               (3)     any day (other than one specified in clause (2)
                                                       above) as of which this Agreement provides for
                                                       any amount to be credited to or debited against
                                                       the Capital Account of any Partner, other than
                                                       an amount to be credited to or debited against
                                                       the Capital Accounts of all Partners in
                                                       accordance with their respective Partnership
                                                       Percentages.

 FISCAL YEAR                          The period commencing on the Closing Date and ending on December
                                      31, 1997, and thereafter each period commencing on January 1 of each year and ending on December 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Individual General Partners shall elect another fiscal year for the Partnership that is a permissible taxable year under the
                                      Code.

 FORM N-2                             The Partnership's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.
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
 GENERAL PARTNERS                     The Manager and the Individual General Partners in such persons'
                                      capacity as general partners of the Partnership, collectively, and GENERAL PARTNER means any of the General Partners.

 INCENTIVE ALLOCATION                 With respect to any Limited Partner, 20% of the amount,
                                      determined as of the close of each Allocation Period with respect to such Limited Partner, by which such Limited Partner's Positive
                                      Allocation Change for such Allocation Period, if any, exceeds any positive balance in such Limited Partner's Loss Recovery Account as of the most recent prior date as of which any adjustment has been made thereto.

 INDEPENDENT GENERAL PARTNERS         Those Individual General Partners who are not "interested
                                      persons" of the Partnership as such term is defined in the 1940
                                      Act.

 INDIVIDUAL GENERAL PARTNERS          Those natural persons admitted to the Partnership as General
                                      Partners; such term shall not include the Manager.

 INSURANCE                            One or more "key man" insurance policies on the life of any principal of a member of the Manager, the benefits of which are payable to the Partnership.

 INTEREST                             The entire ownership interest in the Partnership at any
                                      particular time of a Partner or other person to whom an Interest or portion thereof has been transferred pursuant to Sections 4.4 or 4.5 hereof, including the rights and obligations of such
                                      Partner or other person under this Agreement and the Delaware
                                      Act.

 LIMITED PARTNER                      Any person who shall have been admitted to the Partnership as a limited partner (including any General Partner in such person's capacity as a limited partner of the Partnership but excluding any General Partner in such person's capacity as a general partner of the Partnership) until the Partnership repurchases the entire Interest of such person as a limited partner pursuant to
                                      Section 4.6 hereof or a substituted Limited Partner or Partners are admitted with respect to any such person's entire Interest as a limited partner pursuant to Section 4.5 hereof.

 LOSS RECOVERY ACCOUNT                A memorandum account to be recorded in the books and records of the Partnership with respect to each Limited Partner, which shall have an initial balance of zero and
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
                                      which shall be adjusted as follows:

                                      (1)      As of the first day after the close of each Allocation Period for such Limited Partner, the balance of the Loss Recovery
                                               Account shall be increased by the amount, if any, of such
                                               Limited Partner's Negative Allocation Change for such
                                               Allocation Period and shall be reduced (but not below zero) by the amount, if any, of such Limited Partner's Positive
                                               Allocation Change for such Allocation Period.

                                      (2)      The balance of the Loss Recovery Account shall be reduced (but not below zero) as of the first date as of which the Capital
                                               Account balance of any Limited Partner is reduced as a result of repurchase or transfer with respect to such Limited
                                               Partner's Interest by an amount determined by multiplying (a)
                                               such positive balance by (b) a fraction, (i) the numerator of which is equal to the amount of the repurchase or transfer, and
                                               (ii) the denominator of which is equal to the balance of such
                                               Limited Partner's Capital Account immediately before giving effect to such repurchase or transfer.

                                      No transferee of any Interest shall succeed to any Loss Recovery
                                      Account balance or portion thereof attributable to the transferor unless the Transfer by which such transferee received such
                                      Interest did not involve a change of beneficial ownership.

 MANAGER                              Troon Management, L.L.C., a limited liability company organized under Delaware law, or any other person admitted to the
                                      Partnership as the Manager.

 NEGATIVE ALLOCATION CHANGE           The meaning given such term in the definition of Allocation
                                      Change.

 NET ASSETS                           The total value of all assets of the Partnership, less an amount equal to all accrued debts, liabilities and obligations of the
                                      Partnership, calculated before giving effect to any repurchases of Interests.


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
 NET PROFIT OR NET LOSS               The amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net
                                      Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Partnership, at the close of business on the Closing Date), such amount to be
                                      adjusted to exclude:

                                               (1)     the amount of any Insurance premiums or proceeds
                                                       to be allocated among the Capital Accounts of
                                                       the Partners pursuant to Section 5.5 hereof; and

                                               (2)     any items to be allocated among the Capital
                                                       Accounts of the Partners on a basis which is not
                                                       in accordance with the respective Partnership
                                                       Percentages of all Partners as of the
                                                       commencement of such Fiscal Period pursuant to
                                                       Sections 5.6 and 5.7 hereof.

 1940 ACT                             The Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

 1934 ACT                             The Securities Exchange Act of 1934 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

 OPCO                                 Oppenheimer & Co., Inc., or any successor thereto.

 OPCO SERVICES                        Such management and administrative services as Opco shall provide to the Partnership pursuant to a separate written agreement with the Partnership as contemplated by Section 3.10(a) hereof.

 ORGANIZATIONAL LIMITED PARTNER       Mitchell A. Tanzman.

 PARTNERS                             The General Partners and the Limited Partners, collectively.

 PARTNERSHIP                          The limited partnership governed hereby, as such limited
                                      partnership may from time to time be constituted.

 PARTNERSHIP PERCENTAGE               A percentage established for each Partner on the Partnership's books as of the first day of each Fiscal
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
                                      Period.  The Partnership Percentage of a Partner for a Fiscal
                                      Period shall be determined by dividing the balance of the
                                      Partner's Capital Account as of the commencement of such Fiscal
                                      Period by the sum of the Capital Accounts of all of the Partners
                                      as of the commencement of such Fiscal Period.  The sum of the
                                      Partnership Percentages of all Partners for each Fiscal Period shall equal 100%.

 POSITIVE ALLOCATION CHANGE           The meaning given such term in the definition of Allocation
                                      Change.

 RELATED PERSON                       With respect to any person, (i) a relative, spouse or relative of a spouse who has the same principal residence as such person,
                                      (ii) any trust or estate in which such person and any persons who are related to such person collectively have more than 50% of the beneficial interests (excluding contingent interests) and
                                      (iii) any corporation or other organization of which such person and any persons who are related to such person collectively are beneficial owners of more than 50% of the equity securities
                                      (excluding directors' qualifying shares) or equity interests.

 SECURITIES                           Securities (including, without limitation, equities, debt
                                      obligations, options, and other "securities" as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies or commodities, and any options thereon.

 TRANSFER                             The assignment, transfer, sale, encumbrance, pledge or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.
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                           ------------------------

                                   ARTICLE II

                      ORGANIZATION; ADMISSION OF PARTNERS

                             ----------------------

         2.1     FORMATION OF LIMITED PARTNERSHIP.

                 The General Partners shall execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates which, in the opinion of the Partnership's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Partnership shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Partnership.

         2.2     NAME.

                 The name of the Partnership shall be "Troon Partners, L.P." or such other name as the Manager may hereafter adopt with the approval of the Individual General Partners upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Partner.

         2.3     PRINCIPAL AND REGISTERED OFFICE.

                 The Partnership shall have its principal office at the principal office of the Manager, or at such other place designated from time to time by the Individual General Partners.

                 The Partnership shall have its registered office in Delaware at 1013 Center Road, Wilmington, Delaware 19805-1297, and shall have
Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Individual General Partners.

         2.4     DURATION.

                 The term of the Partnership commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Partnership is dissolved pursuant to Section 6.1 hereof (unless its term is extended).

         2.5     OBJECTIVE AND BUSINESS OF THE PARTNERSHIP.

                 (a) The objective and business of the Partnership is to purchase, sell (including short sales), invest and trade in Securities, and to engage in any financial or derivative transactions





                                      -9-

relating thereto or otherwise. The Partnership may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may in the opinion of the General Partners be necessary or advisable to carry out its objective or business.

                 (b) The Partnership shall operate as a closed-end, non-diversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

         2.6     GENERAL PARTNERS.

                 (a) Prior to the Closing Date, the Manager may admit any person who shall agree to be bound by all of the terms of this Agreement as an Individual General Partner, subject to such person's election as such prior to the Closing Date by the Manager and the Organizational Limited Partner. After the Closing Date, the Individual General Partners may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Individual General Partners and the provisions of Section 3.3 hereof with respect to the election of Individual General Partners by Partners, admit any person who shall agree to be bound by all of the terms of this Agreement as an Individual General Partner. The Manager may admit to the Partnership as a substitute Manager any person to which it has Transferred its Interest as the Manager pursuant to Section 4.4 hereof. The Individual General Partners may admit to the Partnership any person as a new Manager if the status of the Manager is terminated pursuant to
Section 4.1 hereof and both the Individual General Partners (including a majority of the Independent General Partners by vote cast in person at a meeting called for such purpose) and Partners holding not less than a majority of the total number of votes eligible to be cast by all Partners elect to continue the business of the Partnership as provided in Section 6.1(a)(3) hereof. The names and mailing addresses of the General Partners, and the Capital Contribution of the Manager, shall be set forth on Schedule I hereto. The General Partners shall be listed separately as the "Individual General Partners" and the "Manager." The number of Individual General Partners shall be fixed from time to time by the Individual General Partners but, at the Closing Date, shall not be less than five. At and after the Closing Date, not less than a majority of the Individual General Partners shall be Independent General Partners.

                 (b) The Manager shall serve for the duration of the term of the Partnership, unless its status as the Manager shall be sooner terminated pursuant to Section 4.1 hereof. Each Individual General Partner admitted to the Partnership shall serve for the duration of the term of the Partnership, unless his status as an Individual General Partner shall be sooner terminated pursuant to Section 4.2 hereof. In the event of any vacancy in the position of an Individual General Partner, the remaining Individual General Partners may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Individual General Partners then serving would have been elected by the Partners. The Individual General Partners may call a meeting of Partners to fill any vacancy in the position of an Individual General Partner, and shall do so within 60 days after any date on which Individual General Partners who were elected by the Partners cease to constitute a majority of the Individual General Partners then serving.

                 (c) In the event that no Individual General Partner remains to continue the business of the Partnership, the Manager shall promptly call a meeting of the Partners, to be held within 60 days after the date on which the last Individual General Partner ceased to act in that capacity, for the purpose of determining whether to continue the business of the Partnership and, if the business shall be continued, of electing the required number of Individual General Partners. If the Partners shall determine at such meeting not to continue the business of the Partnership or if the required number of Individual General Partners is not elected within 60 days after the date on which the last Individual General Partner ceased to act in that capacity, then the Partnership shall be dissolved pursuant to Section 6.1 hereof and the assets of the Partnership shall be liquidated and distributed pursuant to
Section 6.2 hereof.

         2.7     LIMITED PARTNERS.

                 The Manager (subject to any policies established by the Individual General Partners) may at any time and without advance notice to or consent from any other Partner admit any person who shall agree to be bound by all of the terms of this Agreement as a Limited Partner. The Manager may in its absolute discretion reject subscriptions for limited partnership Interests in the Partnership. The admission of any person as a Limited Partner shall be effective upon the revision of Schedule I to this Agreement to reflect the name and the required contribution to the capital of the Partnership of such additional Limited Partner.

         2.8     ORGANIZATIONAL LIMITED PARTNER.

                 Upon the admission of any Limited Partner, the Organizational Limited Partner shall withdraw from the Partnership as the Organizational Limited Partner and shall be entitled to the return of his Capital Contribution, if any, without interest or deduction.

         2.9     BOTH GENERAL AND LIMITED PARTNER.

                 A Partner may at the same time be a General Partner and a Limited Partner, in which event such Partner's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Delaware Act.

         2.10    LIMITED LIABILITY.

                 Except as provided under applicable law, a Limited Partner shall not be liable for the Partnership's obligations in any amount in excess of the capital account balance of such Partner, plus such Partner's share of undistributed profits and assets.

                             ----------------------

                                  ARTICLE III

                                   MANAGEMENT

                             ----------------------


         3.1     MANAGEMENT AND CONTROL.

                 (a) The ultimate authority over the management and control of the business of the Partnership shall be vested in the Individual General Partners, who shall have the right, power and authority, on behalf of the Partnership and in its name, to exercise all rights, powers and authority of general partners under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Partnership and their duties hereunder. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Individual General Partner shall be vested with the same powers, authority and responsibilities on behalf of the Partnership as are customarily vested in each director of a Delaware corporation and (ii) each Independent General Partner shall be vested with the same powers, authority and responsibilities on behalf of the Partnership as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" of such company as such term is defined in the 1940 Act. During any period in which the Partnership shall have no Individual General Partners, the Manager shall continue the management and control of the Partnership.

                 (b) The Manager shall be the designated tax matters partner for purposes of Section 6231(a)(7) of the Code. Each Partner agrees not to treat, on his personal return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Partnership. The Manager shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Partnership under any provisions of the Code or any other revenue laws.

                 (c) Limited Partners shall have no right to participate in and shall take no part in the management or control of the Partnership's business and shall have no right, power or authority to act for or bind the Partnership. Limited Partners shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

         3.2     ACTIONS BY INDIVIDUAL GENERAL PARTNERS.

                 (a) Unless provided otherwise in this Agreement, the Individual General Partners shall act only: (i) by the affirmative vote of a majority of the Individual General Partners (which majority shall include any requisite number of Independent General Partners required by the 1940 Act) present at a meeting duly called at which a quorum of the Individual General Partners shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all of the Individual General Partners without a meeting, if permissible under the 1940 Act.

                 (b) The Individual General Partners may designate from time to time a Principal Individual General Partner, who shall preside at all meetings. Meetings of the Individual General Partners may be called by the Principal Individual General Partner or by any two Individual General Partners, and may be held on such date and at such time and place as the Individual General Partners shall determine. Each Individual General Partner shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Individual General Partner who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Individual General Partners may attend and participate in any meeting by telephone except where in person attendance at a meeting is required by the 1940 Act. A majority of the Individual General Partners shall constitute a quorum at any meeting.

         3.3     MEETINGS OF PARTNERS.

                 (a) Actions requiring the vote of the Partners may be taken at any duly constituted meeting of the Partners at which a quorum is present. Meetings of the Partners may be called by the Manager, by the Individual General Partners or by Partners holding 25% or more of the total number of votes eligible to be cast by all Partners, and may be held at such time, date and place as the Manager shall determine. The Manager shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Partner entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Partner shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting. Only matters set forth in the notice of a meeting may be voted on by the Partners at a meeting. The presence in person or by proxy of Partners holding a majority of the total number of votes eligible to be cast by all Partners as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, the Manager may adjourn a meeting to the time or times as determined by the Manager without additional notice to the Partners. Except as otherwise required by any provision of this Agreement or of the 1940 Act,
(i) those candidates receiving a plurality of the votes cast at any meeting of Partners shall be elected as Individual General Partners and (ii) all other actions of the Partners taken at a meeting shall require the affirmative vote of Partners holding a majority of the total number of votes eligible to be cast by those Partners who are present in person or by proxy at such meeting.

                 (b) Each Partner shall be entitled to cast at any meeting of Partners a number of votes equivalent to such Partner's Partnership Percentage as of the record date for such meeting. The Manager shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Partners to determine eligibility to vote at such meeting and the number of votes which each Partner will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Partner and the number of votes that each Partner will be entitled to cast at the meeting.

                 (c) A Partner may vote at any meeting of Partners by a proxy properly executed in writing by the Partner and filed with the Partnership before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Partner executing the proxy by a later writing delivered to the Partnership at any time prior to exercise of the proxy or if the Partner executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Partners that is permitted to be taken at a meeting of the Partners may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Partners holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

         3.4     ADVICE AND MANAGEMENT.

                 (a) The Manager shall provide Advice and Management to the Partnership under the general supervision of the Individual General Partners, subject to the initial approval thereof of such authority prior to the Closing Date by the Individual General Partners (including the vote of a majority of the Independent General Partners at a meeting called for such purpose) and by the Organizational Limited Partner. The authority of the Manager granted under this Section 3.4 shall become effective upon such initial approvals and shall terminate: (i) if any period of 12 consecutive months following the first twelve consecutive months of the effectiveness of such authority shall conclude without the approval of the continuation of such authority by (A) the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership or (B) the Individual General Partners, and in either case, approval by a majority of the Independent General Partners by vote cast in person at a meeting called for such purpose; (ii) if revoked by the Individual General Partners or by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership, in either case with 60 days prior written notice to the Manager; (iii) at the election of the Manager with 60 days prior written notice to the Individual General Partners; or (iv) upon the termination of the status of the Manager pursuant to Section 4.1(a) hereof other than by reason of a Transfer of the Manager's Interest pursuant to Section 4.4 hereof that does not involve an "assignment" within the meaning of the 1940 Act. The authority of the Manager under this Section 3.4 shall not be terminated in the event of a Transfer of the Manager's Interest pursuant to Section 4.4 that does not involve an "assignment" within the meaning of the 1940 Act, and shall instead be vested in such Transferee. The authority of the Manager to provide Advice and Management pursuant to this Section 3.4 shall automatically terminate upon the occurrence of any event in connection with the Manager, its provision of Advice and Management, this Agreement or otherwise constituting an "assignment" within the meaning of the 1940 Act. If the authority of the Manager under this Section
3.4 is terminated as provided herein, the Individual General Partners may appoint, subject to the approval thereof by a majority of the Independent General Partners and by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership, a person or persons to provide Advice and Management to the Partnership, and shall cause the terms and conditions of such appointment to be stated in an agreement executed on behalf of the Partnership and such person or persons.

                 (b) So long as the Manager has been and continues to be authorized to provide Advice and Management, it shall have, subject to any policies and restrictions set forth in any current offering memorandum issued by the Partnership, this Agreement, the Form N-2 or the 1940 Act, or adopted from time to time by the Individual General Partners and communicated in writing to the Manager, full discretion and authority (i) to manage the assets and liabilities of the Partnership and (ii) to manage the day-to-day business and affairs of the Partnership. In furtherance of and subject to the foregoing, the Manager shall have full power and authority on behalf of the Partnership:

                 (1) to purchase, sell, exchange, trade and otherwise deal in and with Securities and other property of the Partnership and to loan Securities of the Partnership;

                 (2) to open, maintain and close accounts with brokers and dealers, to make all decisions relating to the manner, method and timing of Securities and other investment transactions, to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Partnership on such terms as the Manager considers appropriate, and to grant limited discretionary authorization to such persons with respect to price, time and other terms of investment and trading transactions;

                 (3) to borrow from banks or other financial institutions and to pledge Partnership assets as collateral therefor, to trade on margin, to exercise or refrain from exercising all rights regarding the Partnership's investments, and to instruct custodians regarding the settlement of transactions, the disbursement of payments to Partners with respect to repurchases of Interests and the payment of Partnership expenses, including those relating to the organization and registration of the Partnership;

                 (4) to issue to any Partner an instrument certifying that such Partner is the owner of an Interest;

                 (5) to call and conduct meetings of Partners at the Partnership's principal office or elsewhere as it may determine and to assist the Individual General Partners in calling and conducting meetings of the Individual General Partners;

                 (6) to engage such attorneys, accountants and other professional advisers and consultants as the Manager may deem necessary or advisable in connection with the affairs of the Partnership or as may be directed by the Individual General Partners;

                 (7) to engage the services of others to assist the Manager in providing, or to provide under the Manager's control and supervision, Advice and Management to the Partnership at the expense of the Manager;

                 (8) to assist in the preparation and filing of any required tax or information returns to be made by the Partnership;

                 (9) as directed by the Individual General Partners, to commence, defend and conclude any action, suit, investigation or other proceeding that pertains to the Partnership or any assets of the Partnership;

                 (10) if directed by the Individual General Partners, to arrange for the purchase of (A) Insurance, or (B) any insurance covering the potential liabilities of the Partnership or relating to the performance of the Individual General Partners or the Manager, or any of their principals, directors, officers, members, employees and agents; and

                 (11) to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in such activities and transactions as are necessary and appropriate for the conduct of the business of the Partnership.

         3.5     CUSTODY OF ASSETS OF THE PARTNERSHIP.

                 The Manager shall not have any authority to hold or have possession or custody of any funds, Securities or other properties of the Partnership. The physical possession of all funds, Securities or other properties of the Partnership shall at all times, be held, controlled and administered by one or more custodians retained by the Partnership. The Manager shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the funds, Securities or other assets of the Partnership, and all such duties of collection, physical acquisition or safekeeping shall be the sole obligation of such custodians.

         3.6     BROKERAGE.

                 In the course of selecting brokers, dealers and other financial intermediaries for the execution, clearance and settlement of transactions for the Partnership pursuant to section 3.4(b)(2) and (3) hereof, the Manager may, subject to such policies as are adopted by the Partnership and to the provisions of applicable law, agree to such commissions, fees and other charges on behalf of the Partnership as it shall deem reasonable in the circumstances taking into account all such factors as it deems relevant (including the quality of research and other services made available to it even if such services are not for the exclusive benefit of the Partnership and the cost of such services does not represent the lowest cost available) and shall be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under the federal securities laws. The Manager may, subject to such procedures as may be adopted by the Individual General Partners, use Affiliates of the Manager as brokers to effect the Partnership's Securities transactions and the Partnership may pay such commissions to such brokers in such amounts as are permissible under applicable law.

         3.7     OTHER ACTIVITIES OF PARTNERS.

                 (a) The General Partners shall not be required to devote full time to the affairs of the Partnership, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

                 (b) Any Partner, and any Affiliate of any Partner, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Partner shall have any rights in or to such activities of any other Partner, or any profits derived therefrom.

                 (c) The Manager, and its members, directors, officers, employees and beneficial owners, may from time to time acquire, possess, manage, hypothecate and dispose of Securities or other investment assets, and engage in any other investment transaction, for any account over which it or they exercise discretionary authority, including their own accounts, the accounts of their families, the account of any entity in which they have a beneficial interest or the accounts of others for whom they may provide investment advisory or other services, notwithstanding the fact that the Partnership may have or may take a position of any kind or otherwise; provided, however, that the Manager shall not cause the Partnership to purchase any asset from or sell any asset to any such discretionary account without the consent of the Individual General Partners and in accordance with the 1940 Act.

         3.8     DUTY OF CARE.

                 (a) A General Partner shall not be liable to the Partnership or to any of its Partners for any loss or damage occasioned by any act or omission in the performance of his or its services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such General Partner constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such General Partner's office.

                 (b) Limited Partners not in breach of any obligation hereunder or under any agreement pursuant to which the Limited Partner subscribed for an Interest shall be liable to the Partnership, any Partner or third parties only as provided under the Delaware Act.

         3.9     INDEMNIFICATION.

                 (a) To the fullest extent permitted by law, the Partnership shall, subject to Section 3.9(b) hereof, indemnify each General Partner (including for this purpose each director, officer, member, partner, employee or agent of, or any person who controls, a General Partner or a member thereof, and their executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a general partner of the Partnership or the past or present performance of services to the Partnership by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.9 shall not be construed so as to provide for indemnification of a General Partner for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.9 to the fullest extent permitted by law.

                 (b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Partnership in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Partnership amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.9(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Partnership shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill his or its undertaking, or (iii) a majority of the Independent General Partners (excluding any General Partner who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

                 (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.9(a) hereof if (i) approved as in the best interests of the Partnership by a majority of the Independent General Partners (excluding any General Partner who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Partnership and that such indemnitee is not liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Individual General Partners secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Partnership or its Partners to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

                 (d) Any indemnification or advancement of expenses made pursuant to this Section 3.9 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.
In (i) any suit brought by a General Partner (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this
Section 3.9 it shall be a defense that, and (ii) in any suit in the name of the Partnership to recover any indemnification or advancement of expenses made pursuant to this Section 3.9 the Partnership shall be entitled to recover such expenses upon a final adjudication that, the General Partner or other person claiming a right to indemnification under this Section 3.9 has not met the applicable standard of conduct set forth in this Section 3.9. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.9, the burden of proving that the General Partner or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.9 shall be on the Partnership (or any Partner acting derivatively or otherwise on behalf of the Partnership or its Partners).

                 (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.9 or to which he or it may otherwise be entitled except out of the assets of the Partnership, and no Partner shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

                 (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section
3.9 shall affect the power of the Partnership to purchase and maintain liability insurance on behalf of any General Partner or other person.

         3.10    FEES, EXPENSES AND REIMBURSEMENT.

                 (a) So long as Opco provides Opco Services to the Partnership, it shall be entitled to receive such fees as may be agreed to by Opco and the Partnership pursuant to a separate written agreement.

                 (b) The Individual General Partners may cause the Partnership to compensate each Individual General Partner for his services as such. In addition, the Individual General Partners shall be reimbursed by the Partnership for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

                 (c) The Partnership shall bear all expenses incurred in the business of the Partnership other than those specifically required to be borne by the Manager pursuant hereto. Expenses to be borne by the Partnership include, but are not limited to, the following:

                          (1) all costs and expenses related to portfolio transactions and positions for the Partnership's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on Securities sold short, dividends on Securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in investment funds;

                          (2) all costs and expenses associated with the organization and registration of the Partnership (which shall be amortized over a 60 month period), certain offering costs and the costs of compliance with any applicable federal or state laws;

                          (3) the costs and expenses of holding any meetings of any Partners that are regularly scheduled, permitted or are required to be held by this Agreement, the 1940 Act or other applicable law;

                          (4) fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Partnership;

                          (5)     the costs of a fidelity bond and any
                                  liability insurance obtained on behalf of the Partnership or its General Partners;

                          (6) any fees payable to Opco for Opco Services and the fees of custodians and persons providing administrative services to the Partnership; and

                          (7) such other types of expenses as may be approved from time to time by the Individual General Partners, other than those required to be borne by the Manager, as provided in
                                  Section 3.10(d) below.

The Manager shall be entitled to reimbursement from the Partnership for any of the above expenses that it pays on behalf of the Partnership.

                 (d) Subject to procuring any required regulatory approvals, from time to time the Partnership may, alone or in conjunction with other accounts for which the Manager, or any Affiliate of the Manager, acts as general partner or investment adviser, purchase Insurance in such amounts, from such insurers and on such terms as the Individual General Partners shall determine.

                             ----------------------

                                   ARTICLE IV

                        TERMINATION OF STATUS AS GENERAL
                       PARTNER, TRANSFERS AND REPURCHASES

                             ----------------------


         4.1     TERMINATION OF STATUS OF THE MANAGER.

                 (a) The status of the Manager shall terminate if the Manager (i) shall be dissolved or otherwise shall terminate its existence; (ii) shall voluntarily withdraw as Manager; (iii) shall be removed; (iv) shall transfer its Interest as Manager as permitted under Section 4.4 hereof and such person to which such Interest is transferred is admitted as a substitute Manager pursuant to Section 2.6(a) hereof; or (v) shall otherwise cease to be a general partner of the Partnership under Section 17-402(4) or (5) of the Delaware Act.

                 (b) The Manager may not voluntarily withdraw as Manager until the earliest of (i) one year from the date on which the Manager shall have given the Individual General Partners written notice of its intention to effect such withdrawal (or upon lesser notice if in the opinion of counsel to the Partnership, such withdrawal is not likely to cause the Partnership to lose its partnership tax classification or as otherwise permitted by Rule 2a19-2 of the 1940 Act); (ii) the date on which the authority of the Manager to provide Advice and Management is terminated (other than at the election of the Manager) pursuant to Section 3.4(a) hereof, unless within 30 days after such termination, the Individual General Partners request the Manager not to withdraw, in which case 180 days after the date of such termination; and (iii) the date on which one or more persons shall have agreed to assume the obligations of the Manager hereunder with the approval of the Individual General Partners and such other approvals as may be required by the 1940 Act.

         4.2     TERMINATION OF STATUS OF AN INDIVIDUAL GENERAL PARTNER.

                 The status of an Individual General Partner shall terminate if the Individual General Partner (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as an Individual General Partner (upon not less than 90 days' prior written notice to the other Individual General Partners); (iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Partner; or (viii) shall otherwise cease to be a general partner of the Partnership under the Delaware Act.

         4.3     REMOVAL OF GENERAL PARTNERS.

                 Any General Partner may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Individual General Partners not subject to the removal vote or (b) the vote or written consent of Partners holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Partners.

         4.4     TRANSFER OF INTERESTS OF GENERAL PARTNERS.

                 The Manager may not Transfer its Interest as the Manager except to a person who has agreed to be bound by all of the terms of this Agreement and, if the Transfer would constitute an "assignment" within the meaning of the 1940 Act, with the prior approval of (a) the Individual General Partners (including a majority of the Independent General Partners by vote cast in person at a meeting called for such purpose) and (b) Partners holding a majority (as defined in the 1940 Act) of the total number of votes eligible to be cast by all Partners. By executing this Agreement, each other Partner shall be deemed to have consented to any such Transfer permitted by the preceding sentence. Individual General Partners may not Transfer their Interests as Individual General Partners.

         4.5     TRANSFER OF INTERESTS OF LIMITED PARTNERS.

                 (a) An Interest or portion thereof of a Limited Partner may be Transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of such Limited Partner or (ii) with the written consent of the Manager (which may be withheld in its sole and absolute discretion) in connection with a Transfer to an entity that does not result in a change of beneficial ownership. In addition, the Manager may not consent to a Transfer of an Interest or a portion thereof of a Limited Partner unless the person to whom such Interest is transferred (or each of such person's beneficial owners if such a person is a "private investment company" as defined in Rule 205-3(g)(2) under the Advisers Act) is a person whom the Manager believes meets the requirements of paragraph (b)(1) of Rule 205-3 under the Advisers Act or successor rule thereto. Any transferee which acquires an Interest by operation of law as the result of the death, bankruptcy, insolvency or dissolution of a Limited Partner or otherwise, shall be entitled to the allocations and distributions allocable to the Interest so acquired and to Transfer such Interest in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Limited Partner unless and until such transferee becomes a substituted Limited Partner. If a Limited Partner transfers an Interest or portion thereof with the approval of the Manager, the Manager, unless otherwise directed by the Individual General Partners, shall promptly take all necessary actions so that each transferee or successor to whom such Interest or portion thereof is transferred is admitted to the Partnership as a Limited Partner. Each Limited Partner and transferee agrees to pay all expenses, including attorneys' and accountants' fees, incurred by the Partnership in connection with such Transfer.

                 (b) Each Limited Partner shall indemnify and hold harmless the Partnership, the Individual General Partners, the Manager, each other Limited Partner and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Limited Partner in violation of this Section 4.5 and (ii) any misrepresentation by such Limited Partner in connection with any such Transfer.

         4.6     REPURCHASE OF INTERESTS.

                 (a) Except as otherwise provided in this Agreement, no Partner or other person holding an Interest or portion thereof shall have the right to withdraw or tender to the Partnership for repurchase an Interest or portion thereof. The Individual General Partners may from time to time, in their complete and exclusive discretion and on such terms and conditions as they may determine, direct the Manager to cause the Partnership to repurchase Interests or portions thereof pursuant to written tenders. However, the Partnership shall not offer to repurchase Interests on more than one occasion during any one Fiscal Year (other than during its first full Fiscal Year, during which it may make two such offers) unless it has received an opinion of counsel to the effect that such more frequent offers would not cause any adverse tax consequences to the Partnership or its investors. In determining whether to cause the Partnership to repurchase Interests or portions thereof pursuant to written tenders, the Individual General Partners shall consider the recommendation of the Manager, and shall also consider the following factors, among others:

                          (1) whether any Partners have requested to tender Interests or portions thereof to the Partnership;

                          (2)     the liquidity of the Partnership's assets;

                          (3) the investment plans and working capital requirements of the Partnership;

                          (4) the relative economies of scale with respect to the size of the Partnership;

                          (5)     the history of the Partnership in
                                  repurchasing Interests or portions thereof;

                          (6) the economic condition of the securities markets; and

                          (7) the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

The Individual General Partners shall cause the Partnership to repurchase Interests or portions thereof pursuant to written tenders only on terms fair to the Partnership and to all Partners or one or more classes of Partners (including persons holding Interests acquired from Partners), as applicable.

                 (b) A Limited Partner who tenders for repurchase such Partner's Interest or portion thereof shall be required to maintain a Capital Account balance equal to the greater of $150,000 or the amount of Incentive Allocation that would be debited against such Capital Account if the date of repurchase of such Interest or portion thereof were a date on which an Incentive Allocation would otherwise be made.

                 (c) Except as set forth in Section 4.6(d) and (e) hereof, the Manager may tender its Interest or a portion thereof as a general partner of the Partnership under Section 4.6(a) hereof only if and to the extent that (1) such repurchase would not cause the value of the Capital Account of the Manager to be less than the value thereof required to be maintained pursuant to Section 5.1(c) hereof or (2), in the opinion of legal counsel to the Partnership, such repurchase would not jeopardize the classification of the Partnership as a partnership for U.S. federal income tax purposes.

                 (d)      Not later than 180 days after termination pursuant to
Section 3.4(a) hereof of its authority to provide Advice and Management, the Manager may, by written notice to the Individual General Partners, tender to the Partnership all or any portion of its Capital Account which it is not required to maintain pursuant to Section 5.1(c) hereof until the termination of its status as the Manager pursuant to Section 4.1(a) hereof. Not later than 30 days after the receipt of such notice, the Individual General Partners shall cause the tendered portion of such Capital Account to be repurchased by the Partnership for cash, subject to any adjustment pursuant to Section 5.7 hereof.

                 (e) If the Manager's status as Manager is terminated pursuant to Section 4.1 hereof and the business of the Partnership is continued pursuant to Section 6.1(a)(3) hereof, the former Manager (or its trustee or other legal representative) may, by written notice to the Individual General Partners within 60 days of the action resulting in the continuation of the Partnership pursuant to Section 6.1(a)(3) hereof, tender to the Partnership all or any portion of its Interest. Not later than thirty (30) days after the receipt of such notice, the Individual General Partners shall cause such Interest to be repurchased by the Partnership for cash in an amount equal to the balance of the former Manager's Capital Account or applicable portion thereof, subject to any adjustment pursuant to Section 5.7 hereof. If the former Manager does not tender to the Partnership all of its Interest as permitted by this Section 4.6(d) such Interest shall be thereafter deemed to be and shall be treated in all respects as the Interest of a Limited Partner.

                 (f) The Individual General Partners may cause the Partnership to repurchase an Interest or portion thereof of a Limited Partner or any person acquiring an Interest or portion thereof from or through a Limited Partner in the event that the Individual General Partners determine or have reason to believe that:

                          (1) such an Interest or portion thereof has been transferred in violation of Section 4.5 hereof, or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Partner;

                          (2) ownership of such an Interest by a Partner or other person will cause the Partnership to be in violation of, or require registration of any Interest or portion thereof under, or subject the Partnership to additional registration or regulation under, the securities or commodities laws of the United States or any other relevant jurisdiction;

                          (3) continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Partnership, the Individual

                                  General Partners or the Manager, or may
                                  subject the Partnership or any of the
                                  Partners to an undue risk of adverse tax or other fiscal consequences;

                          (4) any of the representations and warranties made by a Partner in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

                          (5) it would be in the best interests of the Partnership, as determined by the Individual General Partners in their absolute discretion, for the Partnership to repurchase such an Interest or portion thereof.

                 (g) Repurchases of Interests or portions thereof by the Partnership shall be payable promptly after the effective date of such repurchase in cash, without interest, or, in the discretion of the Manager, in marketable Securities (or any combination of marketable Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. All such repurchases shall be subject to any and all conditions as the Individual General Partners may impose in their sole discretion and shall be effective as of a date set by the Individual General Partners which is not less than 60 days after receipt by the Partnership of all eligible written tenders of Interests or portion thereof. The amount due to any Partner whose Interest or portion thereof is repurchased shall be equal to the value of such Partner's Capital Account or portion thereof as applicable as of the effective date of repurchase, after giving effect to all allocations to be made to such Partner's Capital Account as of such date.

                             ----------------------

                                   ARTICLE V
                                    CAPITAL

                             ----------------------


         5.1     CONTRIBUTIONS TO CAPITAL.

                 (a) The minimum initial contribution of each Partner to the capital of the Partnership shall be such amount as the Manager, in its discretion, may determine from time to time (subject to any policies established by the Individual General Partners), but in no event shall be less than $150,000. The amount of the initial contribution of each Partner shall be recorded by the Manager upon acceptance as a contribution to the capital of the Partnership. Individual General Partners shall not be entitled to make voluntary contributions of capital to the Partnership as general partners of the Partnership, but may make voluntary contributions to the capital of the Partnership as limited partners if permitted by the Manager.

                 (b) The Limited Partners may make additional contributions to the capital of the Partnership of at least $25,000 and effective as of such times as the Manager, in its discretion may permit (subject to any policies established by the Individual General Partners), but no Limited

Partner shall be obligated to make any additional contribution to the capital of the Partnership except to the extent provided in Section 5.7 hereof.

                 (c) The Manager may make additional contributions to the capital of the Partnership of at least $25,000 and effective as of such times as it may determine; and shall be required to make additional contributions to the capital of the Partnership from time to time to the extent necessary to maintain the balance of its capital account at an amount, if any, necessary to ensure that the Partnership will be treated as a partnership for federal income tax purposes. Except as provided above or in the Delaware Act, no General Partner shall be required or obligated to make any additional contributions to the capital of the Partnership.

                 (d) Except as otherwise permitted by the Manager, (i) initial and any additional contributions to the capital of the Partnership by any Partner shall be payable in cash or in such Securities that the Manager, in its absolute discretion, may agree to accept on behalf of the Partnership, and
(ii) initial and any additional contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the contribution. The Partnership shall charge each Partner making a contribution in Securities to the capital of the Partnership such amount as may be determined by the Individual General Partners not exceeding 2% of the value of such contribution in order to reimburse the Partnership for any costs incurred by the Partnership by reason of accepting such Securities, and any such charge shall be due and payable by the contributing Partner in full at the time the contribution to the capital of the Partnership to which such charges relate is due. The value of contributed Securities shall be determined in accordance with Section 7.3 hereof as of the date of contribution.

                 (e) The minimum initial and additional contributions set forth in (a) and (b) of this Section 5.1 may be reduced by the Manager upon approval of the Individual General Partners.

         5.2     RIGHTS OF PARTNERS TO CAPITAL.

                 No Partner shall be entitled to interest on his contribution to the capital of the Partnership, nor shall any Partner be entitled to the return of any capital of the Partnership except (i) upon the repurchase by the Partnership of a part or all of such Partner's Interest pursuant to Section 4.6 hereof, (ii) pursuant to the provisions of Section 5.7(c) hereof or (iii) upon the liquidation of the Partnership's assets pursuant to Section 6.2 hereof. No Partner shall be liable for the return of any such amounts. No Partner shall have the right to require partition of the Partnership's property or to compel any sale or appraisal of the Partnership's assets.

         5.3     CAPITAL ACCOUNTS.

                 (a) The Partnership shall maintain a separate Capital Account for each Partner.

                 (b) Each Partner's Capital Account shall have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) constituting such Partner's initial contribution to the capital of the Partnership.

                 (c) Each Partner's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) constituting additional contributions by such Partner to the capital of the Partnership permitted pursuant to Section
5.1 hereof, plus (ii) any amount credited to such Partner's Capital Account pursuant to Sections 5.4 through 5.7 hereof.

                 (d) Each Partner's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Interest, or portion thereof, of such Partner or distributions to such Partner pursuant to Sections 4.6, 5.12 or 6.2 hereof which are not reinvested, plus (ii) any amounts debited against such Partner's Capital Account pursuant to Sections 5.4 through 5.8 hereof.

         5.4     ALLOCATION OF NET PROFIT AND LOSS.

                 Subject to Section 5.9 hereof, as of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Partners in accordance with their respective Partnership Percentages for such Fiscal Period.

         5.5     ALLOCATION OF INSURANCE PREMIUMS AND PROCEEDS.

                 (a) Any premiums payable by the Partnership for Insurance purchased pursuant to Section 3.10(d) hereof shall be apportioned evenly over each Fiscal Period or portion thereof falling within the period to which such premiums relate under the terms of such Insurance, and the portion of the premiums so apportioned to any Fiscal Period shall be allocated among and debited against the Capital Accounts of each Partner who is a partner of the Partnership during such Fiscal Period in accordance with such Partner's Partnership Percentage for such Fiscal Period.

                 (b) Proceeds, if any, to which the Partnership may become entitled pursuant to such Insurance shall be allocated among and credited to the Capital Accounts of each Partner who is a partner of the Partnership during the Fiscal Period in which the event which gives rise to recovery of proceeds occurs in accordance with such Partner's Partnership Percentage for such Fiscal Period.

         5.6     ALLOCATION OF CERTAIN WITHHOLDING TAXES AND OTHER
                 EXPENDITURES.

                 (a) If the Partnership incurs a withholding tax or other tax obligation with respect to the share of Partnership income allocable to any Partner, then the Manager, without limitation of any other rights of the Partnership or the General Partners, shall cause the amount of such obligation to be debited against the Capital Account of such Partner when the Partnership pays such obligation, and any amounts then or thereafter distributable to such Partner shall be reduced by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, then such Partner and any successor to such Partner's Interest shall pay to the Partnership as a contribution to the capital of the Partnership, upon demand of the Manager, the amount of such excess. The Manager shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner that may be eligible for such reduction or exemption; provided, that in the event that the Manager determines that a Partner is eligible for a refund of any withholding tax, the Manager may, at the request and expense of such Partner, assist such Partner in applying for such refund.

                 (b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Partnership, to the extent determined by the Manager to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Partners, shall be charged to only those Partners on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Partners as of the close of the Fiscal Period during which any such items were paid or accrued by the Partnership.

         5.7     RESERVES.

                 (a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Partners for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Manager, such reserves to be in the amounts which the Manager in its sole discretion deem necessary or appropriate. The Manager may increase or reduce any such reserves from time to time by such amounts as the Manager in its sole discretion deem necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Partners at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Partners, the amount of such reserve, increase, or decrease shall instead be charged or credited to those parties who were Partners at the time, as determined by the Manager in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

                 (b) If at any time an amount is paid or received by the Partnership (other than contributions to the capital of the Partnership, distributions or repurchases of Interests or portions thereof) and such amount exceeds the lesser of $500,000 and/or 1% of the aggregate value of the Capital Accounts of all Partners at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Partnership's accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Partners during such prior Fiscal Period or Periods.

                 (c) If any amount is required by paragraph (a) or (b) of this Section 5.7 to be charged or credited to a party who is no longer a Partner, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Manager determines that such charge or credit is required. In the case of a charge, the former Partner shall be obligated to pay the amount of the charge, plus interest as provided above, to the Partnership on demand; provided, however, that (i) in no event shall a former Partner be obligated to make a payment exceeding the amount of such Partner's Capital Account at the time to which the charge relates; and

(ii) no such demand shall be made after the expiration of three years since the date on which such party ceased to be a Partner. To the extent that a former Partner fails to pay to the Partnership, in full, any amount required to be charged to such former Partner pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Partners at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Partners.

         5.8     INCENTIVE ALLOCATION.

                 (a) So long as the authority of the Manager to provide Advice and Management under Section 3.4 hereof shall remain effective, the Incentive Allocation shall be debited against the Capital Account of each Limited Partner as of the last day of each Allocation Period with respect to such Limited Partner and the amount so debited shall simultaneously be credited to the Capital Account of the Manager, or, subject to compliance with the 1940 Act and the Advisers Act, to the Capital Accounts of such Partners as have been designated in any written notice delivered by the Manager to the Individual General Partners within 90 days after the close of such Allocation Period.

                 (b) Within 30 days of each Allocation Period with respect to each Limited Partner, the Manager may withdraw up to 98% of the Incentive Allocation (computed on the basis of unaudited data) that was credited to the Manager's Capital Account and debited from such Limited Partner's Capital Account with respect to such Allocation Period only if and to the extent that such withdrawal would not cause the value of the Manager's Capital Account to be less than the value thereof required to be maintained pursuant to Section 5.1(c) hereof. Subject to the criteria set forth in items (1) and (2) of this clause (b), the Partnership shall pay the Manager the undrawn balance of such Incentive Allocation (subject to audit adjustments) within 30 days after the completion of the audit of the Partnership's books. Any amount of such Incentive Allocation not withdrawn by the Manager pursuant to the first sentence of this Section 5.8(b) shall be deemed reinvested in the Partnership by the Manager.

         5.9     ALLOCATION TO AVOID CAPITAL ACCOUNT DEFICITS.

                 To the extent that any debits pursuant to Sections 5.4 through
5.7 hereof would reduce the balance of the Capital Account of any Limited Partner below zero, that portion of any such debits shall instead be allocated to the Capital Account of the Manager. Any credits in any subsequent Fiscal Period which would otherwise be allocable pursuant to Sections 5.4 through 5.7 hereof to the Capital Account of any Limited Partner previously affected by the application of this Section 5.9 shall instead be allocated to the Capital Account of the Manager in such amounts as are necessary to offset all previous debits attributable to such Limited Partner pursuant to this Section 5.9 not previously recovered.

         5.10    ALLOCATIONS PRIOR TO CLOSING DATE.

                 Any net cash profits or any net cash losses realized by the Partnership from the purchase or sale of Securities during the period ending on the day prior to the Closing Date shall be allocated to the Capital Account of the Manager. (No unrealized item of profit or loss shall be allocated pursuant to this Section 5.10 to the Capital Account of any Partner.)

         5.11    TAX ALLOCATIONS.

                 For each fiscal year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Partners in such manner as to reflect equitably amounts credited or debited to each Partner's Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Section 3.09 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Internal Revenue Code of 1986, as amended (the "Code"), and in conformity with Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Partners such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulation Section
1.704- 1(b)(2)(ii)(d).

                 If the Partnership realizes net capital gains for Federal income tax purposes for any fiscal year as of the end of which one or more Positive Basis Partners (as hereinafter defined) withdraw from the Partnership pursuant to Articles IV or VI hereof, the General Partners may elect to allocate such net gains as follows: (i) to allocate such net gains among such Positive Basis Partners, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Partner, until either the full amount of such net gains shall have been so allocated or the Positive Basis of each such Positive Basis Partner shall have been eliminated and (ii) to allocate any net gains not so allocated to Positive Basis Partners to the other Partners in such manner as shall equitably reflect the amounts credited to such Partners' Capital Accounts pursuant to Section 3.05.

                 As used herein, (i) the term "Positive Basis" shall mean, with respect to any Partner and as of any time of calculation, the amount by which its interest in the Partnership (determined in accordance with Section 1.03) as of such time exceeds its "adjusted tax basis", for Federal income tax purposes, in its interest in the Partnership as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such interest, including by reason of death), and (ii) the term "Positive Basis Partner" shall mean any Partner who withdraws from the Partnership and who has Positive Basis as of the effective date of its withdrawal, but such Partner shall cease to be a Positive Basis Partner at such time as it shall have received allocations pursuant to clause (i) of the preceding sentence equal to its Positive Basis as of the effective date of its withdrawal.

         5.12    DISTRIBUTIONS.

                          (a)     The Individual General Partners may, in their
sole discretion, authorize the Partnership to make distributions in cash at any time to all of the Partners on a pro rata basis in accordance with the Partners' Partnership Percentages.

                          (b)     The Manager may withhold taxes from any
distribution to any Partner to the extent required by the Code or any other applicable law. For purposes of this

Agreement, any taxes so withheld by the Partnership with respect to any amount distributed by the Partnership to any Partner shall be deemed to be a distribution or payment to such Partner, reducing the amount otherwise distributable to such Partner pursuant to this Agreement and reducing the Capital Account of such Partner.

                             ----------------------

                                   ARTICLE VI

                          DISSOLUTION AND LIQUIDATION

                             ----------------------


         6.1     DISSOLUTION.

                 (a)      The Partnership shall be dissolved:

                          (1) on December 31, 2021, unless both (i) the Individual General Partners, and (ii) a majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership, shall elect within 60 days of such date to continue the business of the Partnership;

                          (2) upon the affirmative vote to dissolve the Partnership by both (i) the Individual General Partners and (ii) Partners holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Partners;

                          (3) upon either of (i) an election by the Manager to dissolve the Partnership or (ii) the termination of the Manager's status as such pursuant to Section 4.1 hereof (other than in conjunction with a Transfer of the Interest of the Manager permitted by Section 4.4 hereof to a person who is admitted as a substitute Manager pursuant to Section 2.6(a) hereof), unless as to either event both (i) the Individual General Partners, and (ii) Partners holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Partners, shall elect within 60 days after such event to continue the business of the Partnership and either a person has been admitted to the Partnership as the Manager or one or more general partners have agreed to make such contributions to the capital of the Partnership as are required to be made by the Manager pursuant to Section 5.1(c) hereof;

                          (4) upon the failure of Partners to elect successor Individual General Partners at a meeting called by the Manager in accordance with Section 2.6(c) hereof when no Individual General Partner remains to continue the business of the Partnership;

                          (5) upon the expiration of any two year period which commences on the date on which any Limited Partner has submitted a written notice to the Partnership requesting to tender his entire Interest for repurchase by the Partnership if such Limited Partner has not been permitted to do so at any time during such period; or

                          (6)     as required by operation of law.

Dissolution of the Partnership shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or the conclusion of any applicable 60 day period during which the Individual General Partners and Partners may elect to continue the business of the Partnership as provided above, but the Partnership shall not terminate until the assets of the Partnership have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

                 (b)      Upon the occurrence of an event of withdrawal under
Section 17-402 of the Delaware Act with respect to any General Partner (including any event specified in Section 4.1, 4.2, 4.3 or 4.4 hereof that causes such General Partner to cease to be a Partner in the Partnership), all remaining General Partners are authorized to carry on the business of the Partnership as permitted by Section 17-801(3) of the Delaware Act and to the extent permitted by this Agreement. Except as provided in Section 6.1(a) hereof or in the Delaware Act, the death, mental illness, dissolution, termination, liquidation, bankruptcy, reorganization, merger, sale of substantially all of the stock or assets of or other change in the ownership or nature of a Partner, the admission to the Partnership of a new Partner, the withdrawal of a Partner from the Partnership, or the transfer by a Partner of his Interest to a third party shall not cause the Partnership to dissolve.

         6.2     LIQUIDATION OF ASSETS.

                 (a) Upon the dissolution of the Partnership as provided in Section 6.1 hereof, the Individual General Partners or the Manager shall promptly liquidate the business and administrative affairs of the Partnership, except that if the Individual General Partners or the Manager are unable to perform this function, a liquidator elected by Partners holding a majority of the total number of votes eligible to be cast by all Partners shall promptly liquidate the business and administrative affairs of the Partnership. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Section 5.4 hereof. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Individual General Partners, Manager or liquidator shall deem appropriate in their or its sole discretion as applicable) shall be distributed in the following manner:

                          (1) the debts, of the Partnership, other than debts, liabilities or obligations to Partners, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Partnership's assets to the Partners has been completed, shall first be paid on a pro rata basis;

                          (2) such debts, liabilities or obligations as are owing to the Partners shall next be paid in their order of seniority and on a pro rata basis; and

                          (3) the Partners shall next be paid on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Partners' Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

                 (b) Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Partnership, the Individual General Partners, Manager or other liquidator may distribute ratably in kind any assets of the Partnership; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section
7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

                             ----------------------

                                  ARTICLE VII

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

                             ----------------------


         7.1     ACCOUNTING AND REPORTS.

                 (a) The Partnership shall adopt for tax accounting purposes any accounting method which the Manager shall decide in its sole discretion is in the best interests of the Partnership. The Partnership's accounts shall be maintained in U.S. currency.

                 (b) After the end of each taxable year, the Partnership shall furnish to each Partner such information regarding the operation of the Partnership and such Partner's Interest as is necessary for Partners to complete federal and state income tax or information returns and any other tax information required by federal or state law.

                 (c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Partnership shall furnish to each Limited Partner a semi-annual report and an annual report containing the information required by such Act. The Partnership shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Partnership may furnish to each Partner such other periodic reports in as it deems necessary or appropriate in its discretion.

                 (d) The Manager shall provide the Individual General Partners with the identity of the members of the Manager and shall thereafter notify the Individual General Partners of any change in the membership of the Manager within a reasonable time after such change.

         7.2     DETERMINATIONS BY MANAGER.

                 (a) All matters concerning the determination and allocation among the Partners of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Manager unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Partners.

                 (b) The Manager may make such adjustments to the computation of Net Profit or Net Loss, the Allocation Change with respect to any Limited Partner, or any components comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Partnership and the intended allocation thereof among the Partners.

         7.3     VALUATION OF ASSETS.

                 (a) Except as may be required by the 1940 Act, the Individual General Partners shall value or have valued any Securities or other assets and liabilities of the Partnership as of the close of business on the last day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Individual General Partners and which conform to the requirements of the 1940 Act. In determining the value of the assets of the Partnership, no value shall be placed on the goodwill or name of the Partnership, or the office records, files, statistical data or any similar intangible assets of the Partnership not normally reflected in the Partnership's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, the unamortized portion of any organizational expenses and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

                 (b) The value of Securities and other assets of the Partnership and the net worth of the Partnership as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Partners and all parties claiming through or under them.

                             ----------------------

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                             ----------------------


         8.1     AMENDMENT OF PARTNERSHIP AGREEMENT.

                 (a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with the approval of (i) the Individual General Partners (including the vote of a majority of the Independent General Partners, if required by the 1940 Act), (ii) the Manager and (iii) a majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership.

                 (b)      Any amendment that would:

                          (1) increase the obligation of a Partner to make any contribution to the capital of the Partnership;

                          (2) reduce the Capital Account of a Partner other than in accordance with Article V; or

                          (3) modify the events causing the dissolution of the Partnership;

may be made only if (i) the written consent of each Partner adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Limited Partner has received written notice of such amendment and (B) any Limited Partner objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Individual General Partners) to tender his entire Interest for repurchase by the Partnership.

                 (c) The Manager may at any time without the consent of the other Partners:

                          (1) amend Schedule I hereto to reflect any change required to be made therein pursuant to the terms of this Agreement;

                          (2) restate this Agreement together with any amendments hereto which have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

                          (3) amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof, provided that such action does not adversely affect the rights of any Partner in any material respect; and

                          (4) amend this Agreement to make such changes as may be necessary or desirable, based on advice of legal counsel to the Partnership, to assure the Partnership's continuing eligibility to be classified for U.S. federal income tax purposes as a partnership which is not treated as a corporation under Section 7704(a) of the Code, subject, however, to the limitation that any amendment to this Agreement pursuant to Sections 8.1(c)(3) or (4) hereof shall be valid only if approved by the Individual General Partners (including the vote of a majority of the Independent General Partners, if required by the 1940 Act).

                 (d) The Manager shall give prior written notice of any proposed amendment to this Agreement (other than any amendment of the type contemplated by clause (1) or (2) of Section 8.1(c) hereof) to each Partner, which notice shall set forth (i) the text of the proposed amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Partner upon request.

         8.2     SPECIAL POWER OF ATTORNEY.

                 (a) Each Partner hereby irrevocably makes, constitutes and appoints the Manager, each of the Individual General Partners, acting severally, and any liquidator of the Partnership's assets appointed pursuant to
Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

                          (1) any amendment to this Agreement which complies with the provisions of this Agreement (including the provisions of
                                  Section 8.1 hereof);

                          (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Partnership; and

                          (3) all such other instruments, documents and certificates which, in the opinion of legal counsel to the Partnership, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Partnership shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Partnership as a limited partnership under the Delaware Act.

                 (b) Each Partner is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Partnership without such Partner's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Partnership is taken in the manner contemplated by this Agreement, each Partner agrees that, notwithstanding any objection which such Partner may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Partner is fully aware that each Partner will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Partnership.

                 (c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Manager and each of the Individual General Partners and as such:

                          (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Partnership or the Manager or Individual General Partners shall have had notice thereof; and

                          (2) shall survive the delivery of a Transfer by a Partner of the whole or any portion of such Partner's Interest, except that where the transferee thereof has been approved by the Individual General Partners for admission to the Partnership as a substituted Partner, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Manager or Individual General Partners to execute, acknowledge and file any instrument necessary to effect such substitution.

         8.3     NOTICES.

                 Notices which may or are required to be provided under this Agreement by any party to another party shall be made by hand delivery, registered or certified mail return receipt requested, commercial courier service, telex or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth on Schedule I hereto (or to such other addresses as may be designated by any party hereto by notice addressed to the Manager in the case of notice given to any Partner, and to each of the Partners in the case of notice given to the Manager). Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by commercial courier service, telex or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

         8.4     AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.

                 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof which is not made pursuant to the terms of this Agreement shall be void.

         8.5     APPLICABILITY OF 1940 ACT AND FORM N-2.

                 The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 which affect numerous aspects of the conduct of the Partnership's business and of the rights, privileges and obligations of the Partners. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

         8.6     CHOICE OF LAW; ARBITRATION.

                 (a) Notwithstanding the place where this Agreement may executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

                 (B) UNLESS OTHERWISE AGREED IN WRITING, EACH PARTNER AGREES TO SUBMIT ALL CONTROVERSIES ARISING BETWEEN PARTNERS OR ONE OR MORE PARTNERS AND THE PARTNERSHIP TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT:

                          (1)     ARBITRATION IS FINAL AND BINDING ON THE
                                  PARTIES;

                          (2) THEY ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL;

                          (3) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS;

                          (4) THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND A PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED; AND

                          (5) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

                 (B) ALL CONTROVERSIES THAT MAY ARISE AMONG PARTNERS AND ONE OR MORE PARTNERS AND THE PARTNERSHIP CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION IN NEW YORK CITY IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT, TO THE FULLEST

EXTENT PERMITTED BY LAW. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE DETERMINED BEFORE AND IN ACCORDANCE WITH THE RULES THEN OBTAINING OF EITHER THE NEW YORK STOCK EXCHANGE, INC. (THE "NYSE") OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (THE "NASD"), AS THE PARTNER OR ENTITY INSTITUTING THE ARBITRATION MAY ELECT. IF THE NYSE OR NASD DOES NOT ACCEPT THE ARBITRATION FOR CONSIDERATION, THE ARBITRATION SHALL BE SUBMITTED TO, AND DETERMINED IN ACCORDANCE WITH THE RULES THEN OBTAINING OF, THE CENTER FOR PUBLIC RESOURCES, INC. IN NEW YORK CITY. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OF THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. ANY NOTICE OF SUCH ARBITRATION OR FOR THE CONFIRMATION OF ANY AWARD IN ANY ARBITRATION SHALL BE SUFFICIENT IF GIVEN IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT. EACH PARTNER AGREES THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM.

                 (C) NO PARTNER SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION
UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE PARTNER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

         8.7     NOT FOR BENEFIT OF CREDITORS.

                 The provisions of this Agreement are intended only for the regulation of relations among past, present and future Partners and the Partnership. This Agreement is not intended for the benefit of non-Partner creditors and no rights are granted to non-Partner creditors under this Agreement.

         8.8     CONSENTS.

                 Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Partnership.

         8.9     MERGER AND CONSOLIDATION.

                 (a) The Partnership may merge or consolidate with or into one or more limited partnerships formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 17-211(b) of the Delaware Act.

                 (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 17-211(b) of the Delaware Act may, to the extent permitted by Section 17-211(g) of the Delaware Act, (i) effect any amendment to this Agreement (ii) effect the adoption of a new partnership agreement for the Partnership if it is the surviving or resulting limited partnership in the merger or consolidation, or (iii) provide that the partnership agreement of any other constituent partnership to the merger or consolidation (including a limited partnership formed for the purpose of consummating the merger or consolidation) shall be the partnership agreement of the surviving or resulting limited partnership.

         8.10    PRONOUNS.

                 All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

         8.11    CONFIDENTIALITY.

                 (a) A Limited Partner may obtain from the Partnership such information regarding the affairs of the Partnership as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the General Partners.

                 (b) Each Partner covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Limited Partner (collectively, "Confidential Information") without the prior written consent of the Manager, which consent may be withheld in the Manager's sole discretion.

                 (c)      Each Partner recognizes that in the event that this
Section 8.11 is breached by any Partner or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Partners and the Partnership. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Partners and the Partnership may be entitled, such Partners shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Partner or the Partnership determines that any of the other Partners or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Partners agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

         8.12    CERTIFICATION OF NON-FOREIGN STATUS.

                 Each Limited Partner or transferee of an Interest from a Limited Partner shall certify, upon admission to the Partnership and at such other time thereafter as the Manager may request, whether he is a "United States Person" within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Partnership, and shall notify the Partnership within 30 days of any change in such Partner's status. Any Limited Partner who shall fail to provide such certification when requested to do so by the Manager may be treated as a non-United States Person for purposes of U.S. federal tax withholding.

         8.13    SEVERABILITY.

                 If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Partner agrees that it is the intention of the Partners that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

         THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE- DISPUTE ARBITRATION CLAUSE SET FORTH IN SECTION 8.6 AND THE CONFIDENTIALITY CLAUSE SET FORTH IN SECTION 8.11.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  MANAGER:



                                  TROON MANAGEMENT, L.L.C.



                                  By:   OPPENHEIMER & CO., INC.
                                        Managing Member




                                  By:   /s/ Mitchell A. Tanzman
                                     -------------------------------
                                      Mitchell A. Tanzman
                                      Managing Director


                                  INDIVIDUAL GENERAL PARTNERS:



                                  /s/ Sol Gittleman
                                  -----------------------------------
                                  Sol Gittleman


                                  /s/ Joyce L. Kramer
                                  -----------------------------------
                                  Joyce L. Kramer



                                  /s/ Luis Rubio
                                  -----------------------------------
                                  Luis Rubio



                                  /s/ Janet L. Schinderman
                                  ----------------------------------
                                  Janet L. Schinderman



                                  /s/ Mitchell A. Tanzman
                                  ----------------------------------
                                  Mitchell A. Tanzman



                                  LIMITED PARTNERS:

                                  Each person who shall sign a Limited Partner
                                  Signature Page and who shall be accepted by the Manager to the Partnership as a Limited Partner.

                                   SCHEDULE I



                              TROON PARTNERS, L.P.

                                   MANAGER

           Name and Address                           Capital Contribution
           ----------------                           --------------------

 Troon Management, L.L.C.                               $1,000,000
 Oppenheimer Tower
 One World Financial Center, 33rd Floor
 200 Liberty Street
 New York, New York 10281




                         INDIVIDUAL GENERAL PARTNERS

                               Name and Address
                               ----------------
 Sol Gittleman                               Janet L. Schinderman
 Ballou Hall                                 Office of the Dean
 Tufts University                            101 Uris Hall
 Medford, MA 02155                           Columbia University
                                             New York, NY  10027
 Joyce L. Kramer
 Oppenheimer & Co., Inc.                     Mitchell A. Tanzman
 One World Financial                         Oppenheimer & Co., Inc.
    Center                                   One World Financial Center
 200 Liberty Street                          200 Liberty Street
 New York, NY  10281                         New York, NY  10281


 Luis Rubio
 Centro de Investigation
 Para el Desarrollo, A.C.
 Jaime Balmes No. 11, D-2
 Los Morales Polanco
 Mexico D.F.  11510